Exhibit 20


NEWS RELEASE
                from                                  LACLEDE STEEL COMPANY
                                                      440 N. FOURTH STREET
                                                      ST. LOUIS, MO 63102
                                                      TELEPHONE:  (314) 425-1400
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FOR RELEASE:      July 6, 2000

CONTACT:          Michael H. Lane
                  Executive Vice President
                  314-425-1505


                  St. Louis, Missouri . . . Laclede Steel Company is pleased to announce that David A. Higbee has been named President and Chief Executive Officer.

                  Mr. Higbee previously worked for 34 years for the former Armco, Inc., which is now AK Steel, serving in various management positions, most recently as President of Sawhill Tubular. Higbee retired from AK Steel in January 2000.

                  Laclede Steel Company and its subsidiaries manufacture carbon and alloy steel products including hot rolled bar products, wire products, pipe products, and welded chain. Laclede operates facilities in Illinois, Indiana, Missouri, Pennsylvania and Oregon.


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